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                                                                   Exhibit 10.9

                             EMPLOYMENT AGREEMENT
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     This Employment Agreement is made and entered into by and between
Autoweb.com, Inc. (the "Company") and Sam Hedgpeth ("Hedgpeth").

     1.  Position and Duties.  You will be employed by the Company as its Chief
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Financial Officer reporting to the President or the Chief Executive Officer of the Company, or, in the discretion of the President or the Chief Executive Officer, to a Chief Operating Officer. You accept employment with the Company on the terms and conditions set forth in this Agreement, and you agree to devote your full business time, energy and skill to your duties at the Company. These duties shall include, but not be limited to, any duties consistent with your position, as well as any other duties which may be assigned to you from time to time.

     2.  Term of Employment.  Your employment with the Company is for a sixteen
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month period, commencing on March 1, 1998 (the "Term), subject to the provisions regarding termination set forth below. Upon the termination of your employment, neither you nor the Company shall have any further obligation or liability to the other, except as set forth in Paragraphs 4 and 5 below. If your employment with the Company continues after the Term, your employment relationship with the Company will be at-will, meaning that either you or the Company can terminate your employment at any time with or without cause or notice.

     3.  Compensation.  You will be compensated by the Company for your services
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as follows:

         (a)  Salary:  You will be paid a monthly salary of $12,083.13 less
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applicable withholding, in accordance with the Company's normal payroll procedures. Your salary may be reviewed from time to time and may be subject to adjustment based upon various factors including, but not limited to, your performance and the Company's profitability.

         (b)  Bonus:  You will be eligible for a bonus of up to 25% of your
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annual salary based upon the performance of the Company and of the finance team.
Performance goals on which bonus eligibility will be based will be set independently from this Agreement.

         (c) Benefits: You will have the right, on the same basis as other
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executive employees of the Company, to participate in and to receive benefits under any of the Company's employee benefit plans, including the Company's group health, dental and disability or other group insurance plans as well as under the Company's 401(k) plan. In addition, you will be entitled to the benefits afforded to other executive employees under the company's vacation, holiday and business expense reimbursement policies.

         (d) Stock Options: You have been issued options to purchase 89,419
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shares of the common stock of the Company at an exercise price of $0.30 per share subject to the terms of the Company's 1997 Stock Option Plan. You have also been granted options to purchase an additional 40,581 shares of the Company's common stock (for 130,000 total shares options),
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which will be treated as an incentive stock option(s) to the maximum extent permitted under the Internal Revenue Code and the Company's Stock Option Plan, at an exercise price of $0.75 per share; such option(s) will vest 25% one year after the date of grant and an additional 12.5% at the conclusion of each six month period thereafter. You will be eligible to purchase stock of the Company in the anticipated upcoming Series C financing only in the event, and on the same basis as, other employees are permitted to purchase such stock. Your receipt of the foregoing option(s) will be subject to your acceptance of the Company's standard form of stock option agreement and the Company's 1997 Stock Option Plan, which will set forth the specific terms and conditions governing each option.

     4.  Benefits Upon Voluntary Termination.  In the event that you resign from
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your employment with the Company, or in the event that your employment terminates as a result of your death or disability, you shall be entitled to no compensation or benefits from the Company other than those earned under Paragraph 3 through the date of your termination or as may be required by law. In particular, you shall not be entitled to any bonus under subsection 3(b) unless that bonus was earned prior to the date of your termination. You agree that in the event you resign from your employment with the Company for any reason, you shall provide the Company with one months' written notice of your resignation. The Company may, in its sole discretion, elect to waive all or any part of such notice period and accept your resignation at an earlier date.

     5.  Benefits Upon Other Termination.  Notwithstanding Paragraph 2 above,
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you agree that your employment may be terminated by the Company at any time, with or without cause. In the event your employment is terminated by the Company for the reasons set forth below, you shall be entitled to the following:

         (a)  Termination for Cause:  If your employment is terminated by the
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Company at any time for cause, you shall be entitled to no compensation or benefits from the Company other than those earned under Paragraph 3 through the date of your termination. In particular, you shall not be entitled to any bonus under subsection 3(b) unless that bonus was earned prior to the date of your termination for cause.

     For purposes of this Agreement, a termination "for cause" occurs if you are terminated for any of the following reasons: (i) theft, dishonesty, or falsification of any employment or Company records; (ii) improper disclosure of the Company's confidential or proprietary information; (iii) any action by you which has a material detrimental effect on the Company's reputation or business;
(iv) habitual neglect of your duties or failure or inability to perform any reasonable assigned duties after written notice from the Company of, and reasonable opportunity to cure, such failure or inability; or (v) your conviction for any criminal act which impairs your ability to perform your duties under this Agreement.

         (b)  Termination for Other than Cause:  If your employment is
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terminated by the Company during the Term for any reason other than cause, all stock options referenced in section 3(d) herein shall become immediately vested on your termination date and you shall


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receive severance payments at your final salary rate, less applicable withholding and benefits, for a period of:

        (1) the earlier of either the expiration of the Term of six months following your termination date in the event that the Company has completed an initial public offering of the Company's stock on or before your termination date.

        (2) the earlier of either the expiration of the Term or nine months following your termination date in the event that the Company has not completed an initial public offering of the Company's stock on or before your termination date.

Severance payments will be made in accordance with the Company's normal payroll procedures, and will be less applicable withholding. In addition to any severance and benefits to which you are entitled under this subsection, you shall also be entitled to receive any compensation and benefits which you earn under Paragraph 3 through the date of your termination; provided, however, that you shall not be entitled to any bonus under subsection 3(b) unless that bonus was earned prior to the date of your termination.

     6.  Exclusive Remedy. We agree that the severance payments described in
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Paragraph 5(b) shall be your sole and exclusive remedy in the event that the
Company terminates your employment without cause, and you shall be entitled to no other compensation for any damage or injury arising out of the termination of your employment by the Company.

     7.  Confidential and Proprietary Information. As a condition of your
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employment with the Company, you agree to sign its standard form of employee confidentiality and assignment of inventions agreement at the start of your employment.

     8.  Dispute Resolution. In the event of any dispute or claim relating to or
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arising out of our employment relationship, the termination of that relationship or this Agreement (including, but not limited to, any claims of wrongful termination or other discrimination), we agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in Santa Clara County, California. We hereby agree to waive our respective rights to have any such disputes tried by a judge or jury. Provided, however, that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the actual or alleged misuse or misappropriation of trade secrets or proprietary information.


     9.  Attorneys' Fees. The prevailing party shall be entitled to recover
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from the losing party its attorneys' fees and costs incurred in any action brought to enforce any right arising out of this Agreement.

    10.  Interpretation. This Agreement shall be interpreted in accordance with
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and governed by the laws of the State of California.

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     11.  Assignment. In view of the personal nature of the services to be
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performed under this Agreement by you, you shall not have the right to assign or transfer any of your obligations under this Agreement.

     12.  Entire Agreement. This Agreement, along with any agreements relating
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to proprietary rights or stock options referred to herein, constitute the entire agreement between you and the Company regarding the terms and conditions of your employment, and they supersede all prior negotiations, representations or agreements between you and the Company regarding your employment, whether written or oral.

     13.  Modification. This Agreement may only be modified or amended by a
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supplemental written agreement signed by you and an authorized member of the
Board of Directors.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.


                                           Sincerely,

                                           AUTOWEB.COM INC.


Date:        5/4/98                        By: /s/ Farhang Zamani
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                                           Its: President and CEO
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Date:        5/4/98                        /s/ Sam Hedgpeth
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                                           Sam Hedgpeth


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